Exhibit 10.4

WILLBROS GROUP, INC.

WAIVER AND RELEASE AGREEMENT

This Waiver and Release Agreement (this “Agreement”), made as of the 10th day of February, 2015 and effective as of the Effective Date, defined below, is made by and among Willbros Group, Inc., acting on behalf of itself and its subsidiaries and affiliates (together with all successors thereto, “Company”), and James L. Gibson (“Participant”).
WHEREAS, Participant is eligible for a benefit under that certain Willbros Group, Inc. 2010 Management Severance Plan for Executives (“Severance Plan”) by reason of Participant’s termination of employment on March 31, 2015 (the “Termination Date”);

WHEREAS, Participant is willing to forego severance benefits otherwise owing to him under the Severance Plan, in consideration of (i) the Company’s subsidiary, Willbros United States Holdings, Inc. (“WUSH”), entering into a consulting agreement as set forth in Exhibit A attached hereto, (ii) the elimination of the period of duration of certain of the post-employment covenants under Article VI of the Severance Plan, as provided in Section 3 of this Agreement, and (iii) the other terms and conditions of this Agreement, including, but not limited to, the timely execution, return and non-revocation of this Agreement and the First Acknowledgment and Signature by the First Release Deadline (defined below) and the timely execution, return and non-revocation of the Second Acknowledgment, Release and Signature by the Second Release Deadline (defined below); and

WHEREAS, the provisions of the Severance Plan continue in effect as of and after the Termination Date, except to the extent such provisions are modified in this Agreement;

NOW THEREFORE, in consideration of the representations, covenants and mutual promises set forth in this Agreement, the parties agree as follows:

1.Waiver of Severance Benefit. Participant agrees to waive, and does hereby forfeit and waive, any and all rights to any Severance Benefit (as defined in the Severance Plan) under the Severance Plan.
Except as modified by Participant’s waiver of any and all Severance Benefit and the Company’s waiver of certain provisions of Article VI of the Severance Plan (as provided in paragraph 3 below), the terms and conditions of the Severance Plan, continue in full force and effect.

2.	Stock Awards; Annual Bonus.

(a) Time-Based Restricted Stock.    Participant previously has been granted forty-nine thousand two hundred sixty-three (49,263) shares of time-based restricted stock under the Willbros Group, Inc. 2010 Stock and Incentive Compensation Plan, as amended (the “2010 Stock Plan”), the ownership of which has not yet vested in Participant as of the date this Agreement is executed by Participant, pursuant to the terms of the Restricted Stock Award Agreements evidencing such grants. All such shares of restricted stock granted to Participant that have not yet vested prior to the Termination Date shall vest in full on the Termination Date. Participant acknowledges that withholding taxes will be due on such shares when vested. Participant may satisfy the withholding requirement in whole by paying cash to the Company to discharge the withholding obligation, such payment to be made no later than twelve (12) days following the Termination Date. If Participant does not elect to satisfy the withholding requirement by paying cash in accordance with the preceding sentence, Participant hereby agrees that the Company may withhold shares of restricted stock having a Fair Market Value (as defined in the 2010 Stock Plan) equal to the minimum statutory total tax which is to be withheld on the transaction.
(b) Unvested Performance-Based Restricted Stock Units. Participant previously has earned and been granted fifteen thousand eighty-four (15,084) restricted stock units under the 2010 Stock Plan, the ownership of which has not yet vested in Participant as of the date this Agreement is executed by Participant, pursuant to the terms of the Restricted Stock Unit Award Agreements evidencing such grants. All such restricted stock units granted to Participant that have not yet vested prior to the Termination Date shall vest in full on the Termination Date. Participant acknowledges that withholding taxes will be due on such units when vested. Participant may satisfy the withholding requirement in whole by paying cash to the Company to discharge the withholding obligation, such payment to be made no later than twelve (12) days following the date on which Participant is notified that units have vested. If Participant does not elect to satisfy the withholding requirement by paying cash in accordance with the preceding sentence, Participant hereby agrees that the Company may withhold shares from such units having a Fair Market Value (as defined in the 2010 Stock Plan) equal to the minimum statutory total tax which is to be withheld on the transaction.
(c) Unearned Performance-Based Restricted Stock Units.    Participant is party with the Company to three Restricted Stock Unit Award Agreements dated May 20, 2014 (the “2014 RSU Award Agreements”), under which he may become entitled to awards of restricted stock units under the 2010 Stock Plan. Each of the 2014 RSU Award Agreements remains in effect in accordance with its terms.
(d)    Participant is a participant in the Company’s Amended and Restated Management Incentive Compensation Program. Participant’s participation in that program remains in effect in accordance with its terms.

3.    Post-employment Restrictive Covenants of Severance Plan. Provided that Participant timely executes and returns the Second Acknowledgement, Release and Signature and the same becomes non-revocable, Company agrees that, effective as of the Effective Date, it does hereby waive and release Participant from, and Company will not enforce, Sections 6.2 (Non-Competition), and 6.3.4 (Non-Solicitation) of the Severance Plan. All other post-employment provisions and restrictions and other terms and conditions of the Severance Plan which survive termination of employment shall continue to apply to the Participant.
4.     Health Coverage. Health coverage under the Willbros United States Holdings, Inc. Comprehensive Welfare Benefits Plan and the Willbros United States Holdings, Inc. Executive Benefits Plan will terminate at the end of the month in which Termination Date occurs. Participant and his dependents will be eligible to elect to continue coverage for the applicable period of time pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as described in information concerning coverage continuation rights which will be separately mailed to Participant.
5.    Consulting Agreement. WUSH and Participant shall enter into the Consulting Agreement attached hereto as Exhibit A, effective as of April 1, 2015; provided that the Consulting Agreement will not be effective (and no compensation thereunder will be paid or payable) until the Second Acknowledgment, Release and Signature has been executed and becomes non-revocable, and, provided, further that Participant shall have resigned, effective as of the Termination Date, from all appointments or positions which he may then hold with the Company or any of its affiliates.
6.    Public Information. The Company agrees to allow Participant’s prior review and comment on any press release, 8‑K filing, and WG Connect posting relating to the termination of his employment with the Company. The Company reserves the right to make any disclosure required by law and/or the rules of the New York Stock Exchange.
7.    Continuing Cooperation. Participant acknowledges that the above recited consideration is consideration to which he is not otherwise entitled and therefore comprise adequate consideration for Participant’s fulfillment of the obligations below. Accordingly, Participant shall comply with the following continuing obligations for a period of three (3) years from the Termination Date:
(a)    Cooperation: Participant agrees to be available by email or telephone to provide transitional information, advice and counsel to Company in matters related to Participant’s former responsibilities.
(b)    Litigation Assistance: Participant shall, upon reasonable notice and written request, and subject to Participant’s availability, furnish such information and assistance to the Company as may reasonably be required by litigation, investigations, arbitrations, and/or other fact-finding or adjudicative proceedings involving the Company. This obligation includes, without limitation, meeting with counsel for the Company at reasonable times upon request, and providing testimony in court, before an arbitrator, or other convening authority, or upon deposition that is truthful, accurate, and complete, according to information known to Participant. Company agrees it will reimburse Participant for all reasonable out-of-pocket expenses incurred in rendering such assistance upon Participant’s submission of expense records in accordance with Company’s expense reimbursement policy.
8.    Release. Except with respect to all of the Company’s obligations hereunder and under the Severance Plan (to the extent the same are not modified herein), the Participant, and Participant’s heirs, executors, assigns, agents, legal representatives, and personal representatives, hereby release, acquit and forever discharge the Company, its predecessors, successors, parent, subsidiaries, affiliates, operating units and their respective officers, directors, agents, servants, employees, attorneys, stockholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, obligations, promises, acts, agreements, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to the day prior to execution of this Agreement that arose out of or were related to the Participant’s employment with the Company or the Participant’s termination of employment with the Company including, but not limited to, any and all claims or demands pursuant to Title VII of the Civil Rights Act of 1964 as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000e, et seq., which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Civil Rights Act of 1866, 42 U.S.C. § 2000e, et seq., 42 U.S.C. §1981, 1983 and 1985, which prohibits violations of civil rights; the Equal Pay Act of 1963, 29 U.S.C. § 206(d)(1), which prohibits unequal pay based upon gender; the Age Discrimination in Employment Act of 1967, as amended, and as further amended by the Older Workers Benefit Protection Act, 29 U.S.C. § 621, et seq., which prohibits age discrimination in employment; the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §1001, et seq., which protects certain employee benefits; the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. § 12101, et seq. and the Rehabilitation Act of 1973, which prohibit discrimination against the disabled; the Family and Medical Leave Act of 1993, as amended 29 U.S.C. § 2601, et seq., which provides medical and family leave; the federal Worker Adjustment and Retraining Notification Act (as amended) and similar laws in other jurisdictions; the Texas Pay Day Law; and all other federal, state or local laws or regulations prohibiting employment discrimination, and any claims for wrongful discharge, breach of contract, breach of the implied covenant of good faith and fair dealing, fraud, discrimination, harassment, defamation, infliction of emotional distress, termination in violation of public policy, retaliation, including workers’ compensation retaliation under state statutes, tort law, contract law, libel, slander, or claims for retaliation, or other claims arising under any local, state or federal regulation, statute or common law. This Release does not apply to the payment of any and all benefits and/or monies earned, accrued, vested or otherwise owing, if any, to the

Participant under the terms of a Company-sponsored tax qualified retirement or savings plan, except that the Participant hereby releases and waives any claims that his termination was to avoid payment of such benefits or payments, and that, as a result of his termination, he is entitled to additional benefits or payments. Additionally, this Release does not apply to any of Participant’s rights or obligations with respect to indemnification or directors’ and officers’ liability coverage to which Participant is entitled or subject in his capacity as a former officer or employee of the Company. This Release does not apply to any claim or rights which might arise out of the actions of the Company after the date the Participant signs this Agreement. Further, notwithstanding anything herein to the contrary, nothing herein or otherwise shall release the Company from any claims, rights or damages that may not be released or waived as a matter of law.
9.    No Inducement. Participant agrees that no promise or inducement to enter into this Agreement has been offered or made except as set forth in this Agreement, that the Participant is entering into this Agreement without any threat or coercion and without reliance or any statement or representation made on behalf of the Company or by any person employed by or representing the Company, except for the written provisions and promises contained in this Agreement.
10.    Damages. The parties agree that damages incurred as a result of a breach of this Agreement will be difficult to measure. It is, therefore, further agreed that, in addition to any other remedies, equitable relief will be available in the case of a breach of this Agreement. It is also agreed that, in the event Participant files a claim against the Company with respect to a claim released by Participant herein (other than a proceeding before the EEOC), the Company may withhold or retain, or require reimbursement of all or any portion of the benefits under this Agreement or the Consulting Agreement until such claim is withdrawn by Participant.
11.    Advice of Counsel; Time to Consider; Revocation. Participant acknowledges the following:
(a)    Participant has read this Agreement, and understands its legal and binding effect. Participant is acting voluntarily and of Participant’s own free will in executing this Agreement.
(b)    Participant has been advised to seek and has had the opportunity to seek legal counsel in connection with this Agreement.
(c)    Participant was given at least twenty-one (21) days to consider the terms of this Agreement before signing it. If Participant elects to take less than twenty-one (21) days to consider this Agreement, he does so knowingly, willingly and on the advice of counsel, with full understanding that he is waiving a statutory right to take the full twenty-one (21) days.

(d)    Participant understands that, if Participant signs this Agreement, Participant may revoke it within seven days after signing it by delivering written notification of intent to revoke within that seven day (7) period. Participant understands that this Agreement, and the First Acknowledgment and Signature, attached hereto, will not be effective until after the seven (7) day period has expired. THE PROVISIONS OF THIS AGREEMENT SHALL BE EFFECTIVE ON THE EIGHTH (8TH) DAY FOLLOWING THE DATE ON WHICH EMPLOYEE SIGNS THIS AGREEMENT (the “Effective Date”).
(e)    Participant further acknowledges that he has been advised that if he exercises his right to revoke this Agreement after signing it, he will not be eligible for the other benefits described herein to which he is not otherwise lawfully entitled as of the Termination Date.
(f)    The First Release Deadline is the twenty-first (21st) day from the date of this Agreement, which is the date that this Agreement was provided to Participant.
(g) Participant agrees to execute and return to the Company the Second Acknowledgment, Release and Signature attached hereto, within twenty-one (21) days of the Termination Date (the “Second Release Deadline”) and acknowledges that the release which is Annex A to the Second Acknowledgement, Release and Signature is a separate, second release effective as of the Termination Date.
12.    No Admission. This Agreement shall not be construed as an admission by the Company of any liability whatsoever, or as an admission by the Company of any violation of rights, or of the Participant’s rights, or of any person, or any violation of any order, law, statute, duty or contract.
13.    Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other portion of this Agreement. Any section or a part of a section declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of the section to the fullest extent possible while remaining lawful and valid.
14.    Amendment. This Agreement shall not be altered, amended, or modified except by written instrument executed by the Company and the Participant. A waiver of any portion of this Agreement shall not be deemed a waiver of any other portion of this Agreement.
15.    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.
16.    Headings. The headings of this Agreement are not part of the provisions hereof and shall not have any force or effect.

17.    Rules of Construction. Reference to a specific law shall include such law, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.
18.    Applicable Law. The provisions of this Agreement shall be interpreted and construed in accordance with the laws of the State of Texas without regard to its choice of law principles.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates specified below.
JAMES L. GIBSON

/s/ J. L. Gibson

Date: 9 Feb 2015

WILLBROS GROUP, INC., acting on behalf of itself and its Subsidiaries and Affiliates
By: /s/ Lori Pinder
Title:    Corporate Secretary
Date:     9 Feb 2015

FIRST AKNOWLEDGMENT AND SIGNATURE
I HEREBY ACKNOWLEDGE that Willbros Group, Inc. (the “Company”), in accordance with the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1990, informed me in writing that:
(1) I should consult with an attorney before signing the Waiver and Release Agreement (“Agreement”) that was provided to me.
(2) I may review the Agreement for a period of up to twenty-one (21) days prior to signing the Agreement. If I choose to take less than twenty-one (21) days to review the Agreement, I do so knowingly, willingly and on advice of counsel.
(3) For a period of seven (7) days following the signing of the Agreement, I may revoke the Agreement, and that the Agreement will not become effective or enforceable until the seven (7) day revocation period has elapsed.
I HEREBY FURTHER ACKNOWLEDGE receipt of the Agreement on the 9th day of February, 2015.
Accepted this 9 day of Feb , 2015.

/s/ J. L. Gibson
            JAMES L. GIBSON

WITNESS:
Lisa Miller    2/9/15

SECOND ACKNOWLEDGMENT, RELEASE AND SIGNATURE
I HEREBY ACKNOWLEDGE that Willbros Group, Inc. (the “Company”), in accordance with the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1990, informed me in writing that:
(1) I should consult with an attorney before signing the Second Acknowledgment, Release and Signature, which includes the release attached hereto as Exhibit B, effective as of the Termination Date that was provided to me.
(2) I may review the Second Acknowledgement, Release and Signature for a period of up to twenty-one (21) days after the Termination Date prior to signing the Second Acknowledgement, Release and Signature. If I choose to take less than twenty-one (21) days to review the Second Acknowledgment, Release and Signature, I do so knowingly, willingly and on advice of counsel.
(3) For a period of seven (7) days following the signing of the Second Acknowledgment, Release and Signature, I may revoke the execution of the Second Acknowledgment, Release and Signature, and that the Second Acknowledgment, Release and Signature will not become effective or enforceable until the seven (7) day revocation period has elapsed.
(4) The Company shall not accept my signed Second Acknowledgment, Release and Signature prior to my Termination Date.
(5) Capitalized terms which are not defined in this Second Acknowledgment, Release and Signature and the Annex A hereto have the meaning assigned in the Agreement.
Accepted this 1 day of April , 2015.

/s/ J. L. Gibson
            JAMES L. GIBSON

WITNESS:
/s/ Lisa Miller

ANNEX A TO SECOND ACKNOWLEDGMENT, RELEASE AND SIGNATURE

SECOND RELEASE
Except with respect to all of the Company’s obligations under the Agreement and under the Severance Plan (to the extent the same are not modified in the Agreement), the Participant, and Participant’s heirs, executors, assigns, agents, legal representatives, and personal representatives, hereby release, acquit and forever discharge the Company, its predecessors, successors, parent, subsidiaries, affiliates, operating units and their respective officers, directors, agents, servants, employees, attorneys, stockholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, obligations, promises, acts, agreements, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to the day prior to the Termination Date that arose out of or were related to the Participant’s employment with the Company or the Participant’s termination of employment with the Company including, but not limited to, any and all claims or demands pursuant to Title VII of the Civil Rights Act of 1964 as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000e, et seq., which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Civil Rights Act of 1866, 42 U.S.C. § 2000e, et seq., 42 U.S.C. §1981, 1983 and 1985, which prohibits violations of civil rights; the Equal Pay Act of 1963, 29 U.S.C. § 206(d)(1), which prohibits unequal pay based upon gender; the Age Discrimination in Employment Act of 1967, as amended, and as further amended by the Older Workers Benefit Protection Act, 29 U.S.C. § 621, et seq., which prohibits age discrimination in employment; the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §1001, et seq., which protects certain employee benefits; the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. § 12101, et seq. and the Rehabilitation Act of 1973, which prohibit discrimination against the disabled; the Family and Medical Leave Act of 1993, as amended 29 U.S.C. § 2601, et seq., which provides medical and family leave; the federal Worker Adjustment and Retraining Notification Act (as amended) and similar laws in other jurisdictions; the Texas Pay Day Law; and all other federal, state or local laws or regulations prohibiting employment discrimination, and any claims for wrongful discharge, breach of contract, breach of the implied covenant of good faith and fair dealing, fraud, discrimination, harassment, defamation, infliction of emotional distress, termination in violation of public policy, retaliation, including workers’ compensation retaliation under state statutes, tort law, contract law, libel, slander, or claims for retaliation, or other claims arising under any local, state or federal regulation, statute or common law. This Release does not apply to the payment of any and all benefits and/or monies earned, accrued, vested or otherwise owing, if any, to the Participant under the terms of a Company-sponsored tax qualified retirement or savings plan, except that the Participant hereby releases and waives any claims that his termination was to avoid payment of such benefits or payments, and that, as a result of his termination, he is entitled to additional benefits or payments. Additionally, this Release does not apply to any of Participant’s rights or obligations with respect to indemnification or directors’ and officers’ liability coverage to which Participant is entitled or subject in his capacity as a former officer or employee of the Company. This Release does not apply to any claim or rights which might arise out of the actions of the Company after the date the Participant signs this Second Acknowledgment, Release and Signature. Further, notwithstanding anything herein to the contrary, nothing herein or otherwise shall release the Company from any claims, rights or damages that may not be released or waived as a matter of law.

Exhibit A

CONSULTING AGREEMENT
(For Services Within the United States and Canada Only)

This Consulting Agreement ("Agreement") is effective this 9th day of April, 2015 (the “Effective Date”), by and between PM Resources Consulting, LLC (“Consultant”), owned by James L. Gibson, an individual residing at 1408 Crocker Street, Houston, TX 77019 and Willbros United States Holdings, Inc. ("Company"), a corporation duly formed under the laws of Delaware. Consultant and Company are hereinafter sometimes referred to individually as a "Party" and collectively as the "Parties".

W I T N E S S E T H :

In consideration of their mutual covenants hereunder, the Parties agree as follows:

1.
Scope of Services. Company may from time to time request that Consultant provide to Company certain services as detailed in Exhibit “A” (the "Services"). Consultant warrants that the Services shall be performed with that degree of skill and judgment normally exercised by those performing services of a similar nature and shall meet all standards of Company as advised and applied by Company, acting reasonably, from time to time. Consultant shall be entitled to determine how and when the Services are performed so long as Consultant meets any and all deadlines which may be imposed or requested by Company from time to time, acting reasonably. If Consultant provides personnel, it shall provide all necessary personnel appropriately qualified to provide the Services in a safe and efficient manner.

2.
Charges and Invoices. Charges for Services, payment and travel expense will be made as detailed in Exhibit B. Company shall not be billed for any of Consultant’s overhead or office expenses. Consultant shall maintain accurate, written books and records regarding all activities and charges incurred pursuant to this Agreement. Company shall have the right to cause an audit of the Consultant’s books and records at any time upon reasonable notice for 12 months from the Effective Date or three months from the termination of this Agreement, Consultant shall cooperate fully with any such audit.

3.
Health, Safety and Environmental Compliance Consultant shall place the highest priority on health, safety and protection of the environment. It is the responsibility of the Consultant to provide and maintain a safe working environment for itself or any of its employees during the performance of the Services, and to protect the health and safety of itself, its employees and subcontractors, the employees of Company and Company’ clients (“Owner”), and the public at large, to the extent they may be affected by the Services. All methods, tools, equipment, facilities, and vehicles used by Consultant in performing the Services must be operated safely and in a manner so as to avoid, to the fullest extent possible, any degradation of the physical environment. Consultant is responsible for ensuring safe working conditions and compliance with Company’s, and Owner’s, safety rules and procedures applicable to a specific project and compliance with all health, safety and environmental laws, rules and regulations. Consultant warrants that it, and its employees as applicable, have received all occupational safety and health mandated training necessary for the provision of the Services including the operation of vehicles, tools and equipment utilized to perform the Services and that Consultant has all necessary permits and authorizations to perform the Services.

4.
Relationship. The relationship between Company and Consultant shall be that of independent contractor, and neither Consultant, nor any of Consultant’s personnel or subcontractors, as applicable, shall be deemed to be a partner, agent, or employee of Company. This Agreement shall not in any way be construed or interpreted as creating a joint venture or partnership between the Parties. Consultant shall not be entitled to bind Company or enter into any contracts or agreements with any third parties on behalf of Company, whether in the performance of the Services or otherwise, unless specifically authorized by Company. Consultant will provide its own tools, equipment, personal protection equipment, and office space necessary for the performance of the Services unless otherwise specifically agreed with Company. Consultant agrees that Consultant, and any of its personnel as applicable, will not be eligible to participate in any employee benefit plans generally available to the staff of Company, including, without limitation, life insurance, health care, disability insurance, dental, savings, and pension plans. Notwithstanding any provision of this Agreement to the contrary, Consultant may, following six months of the Effective Date of the Agreement, in its unfettered discretion, accept concurrent retainers or engagements from other parties during the Term of this Agreement (as defined below).

5.	Taxes and other Statutory Deductions.
a)    No payroll or employment taxes of any kind shall be withheld or paid by Company with respect to the Services rendered or payments to Consultant hereunder, except as Company may be instructed by tax authorities having jurisdiction. Consultant shall make all appropriate deductions and payments related to Consultant, and any employees of Consultant, including without limitation, for FICA, FUTA, federal, state and local personal income tax, state disability insurance tax, state unemployment tax, and any other taxes (“Taxes”) that may become due and payable. Consultant shall not be eligible to participate in any employee pension, insurance or other fringe benefit plan of Company. Likewise, no workers’ compensation insurance has been or will be

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obtained by Company for Consultant or its employees. Consultant covenants to comply with all applicable laws in that regard.
b)     Consultant hereby agrees to protect, indemnify and hold Company, its parent companies, subsidiaries, affiliates and co-venturer’s and their respective employees, officers, directors and assigns (“Company Indemnitees”) harmless from and against any and all claims, liabilities, demands, and causes of action arising in connection with Taxes and workers’ compensation. Consultant assumes the risk of traveling to other locations in and out of the U.S. in connection with its provision of the Services.
c)    Consultant represents and warrants to Company that if it is a company, it is a registered company or corporation duly organized, validly existing and in good standing. Consultant covenants and agrees to pay and be responsible for all customary corporate source deductions payable by Consultant in connection with the delivery of the Services.

6.
Sales Taxes. If the Services provided hereunder are subject to sales tax or other sales, value-added, or excise tax as may be applicable under local law, the taxes shall be invoiced in addition to the charges for the Services and invoices shall clearly identify the amount relating to taxes.

7.	Insurance. At its sole cost and expense, Consultant shall maintain throughout the term of this agreement the insurance coverage set out in Exhibit C.

8.
Liens. Consultant shall promptly pay all money owing to its personnel utilized in the performance of the Services under this Agreement and Consultant shall not file nor permit any liens to be filed by Consultant, Consultant’s personnel supplied to Company or by Consultant’s other contractors or subcontractors, if any, against Company or its affiliates or clients. Consultant shall prevent such liens or immediately act to have such liens released at Consultant’s expense.

9.
Ownership of Work Product. All reports, designs, inventions, CADD and other electronic files, sketches, working drawings, and other tangible items of work product prepared by Consultant hereunder in relation to the performance of the Services shall be the property of Company.

10.
Confidential Information. All information and data received or compiled by Consultant while performing the Services shall be treated as confidential for the benefit of Company and shall not be disclosed or made known by Consultant to third parties without the prior written consent of Company. Company retains all right, title and interest to all Confidential Information. Consultant agrees that, in the event of any breach or threatened breach of this confidentiality undertaking by Consultant, Company shall be entitled to damages and equitable relief, including specific performance and injunctive relief. This Section shall survive the termination of this Agreement.

11.	Compliance with Laws. Consultant represents and warrants that Consultant, its personnel and its subcontractors, will:
a.comply with all licensing requirements applicable to Consultant’s trade(s) or profession(s),
b.comply with all applicable laws, rules, codes and regulations of all applicable government agencies, including federal, state, and local having jurisdiction over the Services or any part thereof (hereinafter referred to as “Laws”), which are now or may become applicable to this Agreement or the performance of the Services hereunder.

12.	Business Ethics.

a.    Willbros Values. Company, as a subsidiary of Willbros Group, Inc. (“Willbros”) is committed to safety, honesty and integrity, respect for our people and customers, superior financial performance, vision and innovation and effective communications (“Willbros Values”). Consultant agrees that in performing the Services, it will conduct itself in a manner consistent with the Willbros Values.
b.    Code of Conduct. The Willbros Code of Business Conduct and Ethics (“Code of Conduct”) governs the manner in which Willbros conducts business. A copy of the Code of Conduct can be found at www.willbros.com. In conducting the Services, Consultant agrees to act in a manner consistent with the Code of Conduct, particularly its provisions relating to confidentiality, disclosure and avoidance of conflicts of interest, anti-corruption, antitrust and competition, anti-money laundering and international trade control laws. Any failure to comply with the Code of Conduct shall be a default and material breach and shall entitle Company to immediately terminate this Agreement.
c.    Consultant represents and warrants that it is not a government official or political candidate and that none of its partners, shareholders, employees or representatives are, or will become, a government official or political candidate during the Term of this Agreement and will apprise Company if there is a change in its status.
d.    In performing the Services hereunder, Consultant covenants that it shall not pay, offer to pay or give any bribe or other thing of value to or for the benefit of any government official, political party, political candidate, or public international organization or to any private company or person if such payment, promise or offer is done with the purpose of securing an improper advantage for Consultant or Company in relation to the performance of the Services or in obtaining or retaining business.
e.    Should Consultant provide any Services outside of the United States, prior to mobilization it shall receive

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training by the Company on the Foreign Corrupt Practices Act, provide background information as requested by Company, be provided with the Company’s policies related to anti-corruption and will undergo further training as requested by Company. The Parties further consent to the amendment of this Agreement so it contains the Company’s standard compliance language for international agreements.

13.	INDEMNIFICATION.

a.    INDEMNIFICATION BY CONSULTANT. CONSULTANT SHALL DEFEND, INDEMNIFY AND HOLD COMPANY, ITS PARTNERS, SHAREHOLDERS, SUBSIDIARIES AND AFFILIATES, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES, SUBCONTRACTORS AND AGENTS, HARMLESS FROM AND AGAINST LIABILITY, LOSS, DAMAGES, PENALTIES AND EXPENSE, INCLUDING REASONABLE LEGAL FEES AND COSTS, (COLLECTIVELY “CLAIMS”) ARISING OUT OF OR RESULTING FROM:

i.	OBLIGATIONS PURSUANT TO THIS AGREEMENT. CONSULTANT’S PERFORMANCE OR FAILURE TO PROPERLY PERFORM ITS OBLIGATIONS PURSUANT TO THIS AGREEMENT,

ii.
INJURIES AND DAMAGE TO CONSULTANT’S PROPERTY. PERSONAL INJURY, DISEASE OR DEATH OF CONSULTANT, CONSULTANT PERSONNEL OR ITS SUBCONTRACTOR’S PERSONNEL OR THE DAMAGE, DESTRUCTION OR LOSS OF USE OF CONSULTANT’S, OR ITS SUBCONTRACTOR’S, PROPERTY WHETHER OR NOT SUCH CLAIMS ARE DUE TO AN ACT, OMISSION, NEGLIGENCE (WHETHER CONTRIBUTORY, JOINT OR SOLE) OR STRICT LIABILITY OF COMPANY, BUT EXCLUDING ONLY THOSE CLAIMS DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF COMPANY, AND

b.    INDEMNIFICATION BY COMPANY. COMPANY SHALL DEFEND, INDEMNIFY AND HOLD CONSULTANT AND ITS DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES, SUBCONTRACTORS AND AGENTS, HARMLESS FROM AND AGAINST LIABILITY, LOSS, DAMAGES, PENALTIES AND EXPENSE, INCLUDING REASONABLE LEGAL FEES AND COSTS, (COLLECTIVELY “CLAIMS”) ARISING OUT OF OR RESULTING FROM:

i.	OBLIGATIONS PURSUANT TO THIS AGREEMENT. COMPANY’ PERFORMANCE OR FAILURE TO

PROPERLY PERFORM ITS OBLIGATIONS PURSUANT TO THIS AGREEMENT,

ii.
INJURIES AND DAMAGE TO COMPANY PROPERTY. INJURY, DISEASE, OR DEATH OF COMPANY PERSONNEL OR THE DAMAGE, DESTRUCTION OR LOSS OF USE OF COMPANY PROPERTY, WHETHER OR NOT SUCH CLAIMS ARE DUE TO AN ACT, OMISSION, NEGLIGENCE (WHETHER CONTRIBUTORY, JOINT OR SOLE) OR STRICT LIABILITY OF CONSULTANT, BUT EXCLUDING ONLY THOSE CLAIMS DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF CONSULTANT, AND

iii.
LOSS TO THIRD PARTIES. DAMAGE OR DESTRUCTION OF PROPERTY (INCLUDING POLLUTION, CONTAMINATION AND CLEANUP) OR PERSONAL INJURY TO, DISEASE OR DEATH OF ANY THIRD PARTY (OTHER THAN TO CONSULTANT) TO THE EXTENT ARISING OUT OF OR RESULTING FROM THE NEGLIGENCE, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT OF COMPANY, INCLUDING THE EXTENT TO WHICH THE THIRD PARTY’S CLAIM IS ATTRIBUTABLE TO CONSULTANT’S NEGLIGENCE, WILLFUL MISCONDUCT, BREACH OF CONTRACT, OR STRICT LIABILITY IMPOSED ON CONSULTANT AS A MATTER OF LAW, DURING CONSULTANT’S PERFORMANCE OF SERVICES UNDER THIS AGREEMENT.

c.    NOTIFICATION OF INDEMNIFICATION CLAIM. EACH PARTY SHALL ADVISE THE OTHER PARTY PROMPTLY IN WRITING OF A CLAIM WHICH COULD GIVE RISE TO A RIGHT OF INDEMNIFICATION HEREUNDER, AND THE INDEMNIFIED PARTY SHALL BE ENTITLED TO PARTICIPATE IN THE DEFENSE OF SUCH CLAIM AT ITS OWN EXPENSE.

d.    WAIVER OF CONSEQUENTIAL DAMAGES. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL COMPANY (AND ANY AFFILIATED ENTITY) OR CONSULTANT BE RESPONSIBLE, ONE TO THE OTHER, FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE, HOWEVER CAUSED, INCLUDING WITHOUT LIMITATION, ANY INCREASED OPERATING EXPENSE, LOSS OF ANTICIPATED REVENUE OR PROFIT OR LOSS OF GOODWILL.

e.    SURVIVAL. THE PARTIES’ OBLIGATIONS CONTAINED HEREIN SHALL SURVIVE ANY TERMINATION OR EXPIRY OF THIS AGREEMENT.

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14.
Term and Termination. This Agreement shall commence on the Effective Date and continue thereafter for a period of twelve months or until terminated (the “Term”) by either Party providing to the other twenty business days’ notice of termination in writing. This Agreement may also be terminated without notice by either Party for just cause, including material breach of this Agreement. Other than as described above, upon termination of this Agreement, Company shall not be required to make any further payments to Consultant other than for monies owing at the date of termination.

15.
Notices. Any notices or communications required or permitted to be given hereunder shall be given in writing by delivery in person or by first class mail addressed to the Party, postage prepaid, or by facsimile or email at the following addresses, or such other address(es) as a Party may, from time to time, designate in writing:

If to Consultant:
PM Resources Consulting, LLC
Telephone:
Facsimile:
Email:
Attention: James L. Gibson

If to Company:
Willbros United States Holdings, Inc.
4400 Post Oak Parkway, Ste. 1000
Houston, Texas 77027
Telephone: 713-403-8000
Facsimile: 713-403-8136
Email: lori.pinder@willbros.com
Attention:    Corporate Secretary/Lori Pinder

Invoicing
Willbros United States Holdings, Inc.
Accounts Payable Department
PO Box 56607
Houston, Texas 77256
Email: vendor.services@willbros.com
Attention: Mike Fournier

16.	Severability. In the event any portion of this Agreement is held to be unenforceable or invalid, the validity and enforceability of the remainder of this Agreement shall be unaffected.

17.
Interpretation. In this Agreement, unless otherwise specified, the use of any gender includes the other gender and the use of the terms “it, its, their or theirs” shall include a gender, if applicable.

18.	Time of the Essence. Time shall be of the essence of this Agreement.

19.
Assignments and Subcontracts. This Agreement shall inure to the benefit of and bind the Parties, their successors, and permitted assigns. Neither Party shall assign all or any part of this Agreement, except to an affiliate, without the prior written consent of the other Party.

20.	Governing Law. This Agreement shall be governed and constructed in accordance with the laws of the State of Texas and all disputes shall be resolved by the courts in Harris County.

21.
Entire Agreement. This Agreement and all exhibits attached constitute the entire agreement between the Parties relating to the subject matter hereof, and supersedes all previous bids, proposals, contracts, understandings, and other agreement between the Parties. This Agreement may not be amended except in writing signed by both Parties. In the event of a conflict between this Agreement and any “job order” or “authorization letter” issued in connection herewith, the provisions of this Agreement shall prevail.

22.
Multiple Originals. This Agreement may be executed in multiple counterparts each of which shall constitute an original agreement as to the Party signing same, but all of which shall constitute a single agreement.

23.
Independent Legal Advice. The Parties hereto acknowledge that they have not relied upon the other Party to this Agreement for advice, whether legal or otherwise, in connection with this Agreement and the Parties hereto further acknowledge that they have each been advised to seek independent legal advice with respect to same.

In Witness Whereof, the Parties hereto have executed this Agreement as of the Effective Date.

PM RESOURCES CONSULTING, LLC

By:     ________________________________
Name:    James L. Gibson

WILLBROS UNITED STATES HOLDINGS, INC.

By:     _______________________________
Name:     Lori Pinder
Title:     Corporate Secretary

By:    _______________________________
Name:    John McNabb
Title:    CEO

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